COVANCE INC.
                            CONVERSION EQUITY PLAN

1.  Purpose
    -------

The Conversion Equity Plan (the "Program") is intended to replace those Corning Incorporated ("Corning") stock grants and option grants made to employees of Covance Inc. (the "Corporation") under the various Corning equity plans ("Corning Grants") with equivalent stock grants and/or option grants made pursuant to the Program (collectively, the "Conversion Grants"). Such Corning Grants were terminated as of December 31, 1996 in connection with the spin-off (the"Spin-Off") of the Corporation from Corning. For the purposes of the Program, the Corporation's employees shall include: (i) any employee of a "subsidiary corporation" of the Corporation within the meaning of Section 424 of the Internal Revenue Code of 1986, as amended (the "Code") or of any successor section, or (ii) any employee of any other entity in which the Corporation holds beneficially at least one-half of the ownership interest (such entity or "subsidiary corporation" being referred to herein as a "Subsidiary"). The Program shall consist of two plans: (a) the Stock Option Plan and (b) the Incentive Stock Plan.

2.  Administration
    --------------

The Program shall be administered by a committee of disinterested persons appointed by the Board of Directors of the Corporation, known as the "Compensation and Organization Committee" (the "Committee"), consisting of not less than three members of the Corporation's Board of Directors and each member of which shall be a "non-employee director" within the meaning of Rule 16b-3(b)(3) promulgated under the Securities Exchange Act of 1934 (the "1934 Act") or any successor thereto and an "outside director" within the meaning set forth in regulations promulgated under Section 162(m) of the Code. All grants pursuant to this Program shall only be made to replace Corning Grants or to fulfill, where applicable, the reload provisions of any Conversion Grant.

The Committee's interpretation and construction of any provisions of this Program, the Stock Option Plan, the Incentive Stock Plan or any option or award granted or contract executed hereunder shall be final unless otherwise determined by the Board of Directors, which determination shall be final. No member of the Board of Directors or the Committee shall be liable for any such action or determination made in good faith.

3.  Eligibility
    -----------

Only employees of the Corporation or any Subsidiary who held Corning Grants are eligible to participate in any Plan under the Program. Furthermore, the Program may only be used (i) to replace grants to employees whose Corning Grants terminated at the Spin-Off or (ii) for reload option provisions pursuant to any Conversion Grant.

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4.  Stock
    -----

The shares subject to options or grants under the Program shall be shares of the Corporation's Common Stock, par value $.01 per share, either authorized but unissued or issued and held in treasury or such other securities as may be issued by the Corporation in substitution therefor. The total amount of the Common Stock of the Corporation which may be (i) issued pursuant to options granted under the Stock Option Plan and (ii) granted under the Incentive Stock Plan, shall not exceed 1,500,000 shares. In each case, the number of shares shall be subject to adjustment in accordance with the provisions of Section 5.

Shares from the unexercised portion of the options which expire or of the options which are terminated during the period when options may be granted and shares forfeited or not earned under the Incentive Stock Plan may again be the subject of an option under the Stock Option Plan; provided, however, that such shares may only be used to fulfill the obligation of the reload provision of any Conversion Grant. Shares of the Common Stock of the Corporation used by an optionee as full or partial payment to the Corporation for the purchase price of shares subject to an option agreement, the terms of which explicitly provide for the grant of an additional option as contemplated by Section 6(a)(i) hereof, shall again be made available for use under the Program. Shares otherwise surrendered upon the exercise of stock options may not again be the subject of options or awards granted under the Program. Shares surrendered under the Program in payment of taxes due upon the exercise of stock options or upon the recognition of income for shares issued under the Incentive Stock Plan may not again be issued under the Program.

No single eligible employee under the Stock Option Plan may receive grants of stock options covering in excess of 150,000, or 10% of the total, shares authorized under the Program. Shares which are subject to a cancelled or expired option shall continue to count against this limitation for any eligible employee.

5.  Recapitalization
    ----------------

The number of shares of Common Stock which may be granted under the Incentive Stock Plan or made subject to options granted under the Stock Option Plan in the aggregate and to any single eligible employee, the number of shares covered by each outstanding option, and the price per share thereunder, and the number of shares covered by a grant under the Incentive Stock Plan shall all be proportionally adjusted for any increase or decrease in the number of issued shares of Common Stock of the Corporation resulting from a subdivision or consolidation of shares or other capital adjustment, the distribution of shares of capital stock to stockholders of the Corporation, the payment of a stock dividend or other increase or decrease in such shares effected without receipt of consideration by the Corporation, or any distribution or spin-off of assets (other than a normal cash dividend) to the stockholders of the Corporation.

Subject to any required action by the stockholders, if the Corporation shall be the surviving corporation in any merger or consolidation, any option granted under the Stock Option Plan and any stock granted under the Incentive Stock Plan shall apply to the securities to which a holder of the number of shares of Common Stock subject to the option or such stock, as the case may

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be, would have been entitled before the occurrence of such event. A dissolution or liquidation of the Corporation, or a merger or consolidation in which the Corporation is not the surviving corporation, shall cause every option outstanding under the Stock Option Plan to terminate, except that the surviving corporation may, in its absolute and uncontrolled discretion, tender an option or options to purchase its shares on terms and conditions, both as to number of shares and otherwise, which will substantially preserve the rights and benefits of any option then outstanding under the Stock Option Plan. Upon the dissolution or liquidation of the Corporation, or upon the effective date of any merger or consolidation in which the Corporation is not the survivor and in which the survivor has not tendered options as provided in the preceding sentence, the Corporation shall deliver to each optionee whose incentive stock options are being terminated an amount in cash equal to the difference between the option price and the fair market value of a share of the Corporation's Common Stock determined in good faith by the Committee. In the case of such a merger or consolidation in which the Corporation is not the survivor, the Corporation shall also deliver to each person whose incentive stock options are being terminated and to each person who had exercised an incentive stock option and who was holding the shares so purchased for long-term capital gains treatment an amount equal to the difference between the federal income tax which the person would be required to pay as a result of being unable to hold such shares for long-term capital gains purposes (assuming a sale price equal to the fair market value as provided above) and the tax such person is required to pay as a result of having to dispose of shares on account of such merger or consolidation.

In the event of a change in the Corporation's presently authorized Common Stock which is limited to a change of authorized shares with par value into the same number of shares with a different par value or into the same number of shares without par value, the shares resulting from any such change shall be deemed to be Common Stock within the meaning of the Program.

6.  Stock Option Plan
    -----------------

(a) The Committee may grant options, including but not limited to performance-based stock options and incentive stock options permitted by
    Section 422 of the Code, to purchase shares of Common Stock, evidenced by agreements in such form as the Committee may approve, containing in substance the following terms and conditions:

    (i) The option price shall be payable in full upon the exercise of the option and may be paid either in United States dollars, or under rules established and maintained from time to time by the Committee, in shares of the Common Stock of the Corporation owned by the optionee, or a combination of cash and shares. Under such rules, an optionee paying the purchase price of an option in already-owned, freely transferable, unencumbered shares of Common Stock of the Corporation may receive new options to purchase shares of Common Stock of the Corporation at the then current market price for the same number of shares surrendered upon exercise of the original option. In no circumstance will the total number of shares subject to the new option granted exceed the number of shares surrendered upon exercise of the original option, will the new option be exercisable within twelve months of the date of exercise or will the new option have a life beyond that of the original option.

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          Shares of the Corporation's Common Stock shall be valued at the mean between the high and low selling prices of the Corporation's Common Stock on the New York Stock Exchange on the date of exercise.

     (ii) The option shall state the total number of shares to which it pertains.

    (iii) The option price for all such Conversion Grants shall be the prices calculated for each option holder, (based upon the conversion formula set forth in the Corporation's Board of Directors Board Book, dated January 31, 1997 ("Board Book") in Tab 5, Exhibit M to the Board
          Book), as specified in Exhibit L of the Board Book.

     (iv) Each option granted under the Stock Option Plan shall expire on the date designated by the Committee but in no event more than ten years from the date the option is granted.

      (v) The Committee may in its discretion provide that an option may not be exercised in whole or in part for any period or periods of time specified by the Committee. Except as may be so provided by the Committee and except as otherwise provided herein, any option may be exercised in whole at any time or in part from time to time after the option has vested in accordance with the terms of the applicable agreement and during its term; provided, however, that in no circumstance will an option under the Stock Option Plan become exercisable in less than twelve months from the date of grant; provided, further, however, that the foregoing proviso shall not apply to any Conversion Grants.

     (vi) The aggregate fair market value (determined as of the time the option is granted) of the stock for which any employee may be granted incentive stock options under this Plan or any other plans of the Corporation or any subsidiary of the Corporation shall not exceed $100,000 (or such other limit as may be in effect from time to time under Section 422 of the Code or any statutory successor thereto) in any calendar year in which such option or any portion thereof first becomes exercisable pursuant to the terms of the agreement between such employee and the Corporation; provided, however, that the foregoing shall not apply to any Conversion Grants.

    (vii) If, in the opinion of counsel for the Corporation, the listing, registration or qualification of the shares subject to option under any securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body, or an exemption from registration, is necessary or desirable, each option shall be subject to the requirement that such option may not be exercised in whole or in part unless such listing, registration, qualification, consent, approval or exemption shall have been effected or obtained free of any conditions not acceptable to the Committee.


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   (viii) An optionee shall have no rights as a stockholder with respect to shares covered by his option to purchase until the date of the issuance or transfer of the shares to him and only after such shares are fully paid. No adjustment will be made for dividends or other rights for which the record date is prior to the date of such issuance or transfer, except as provided in Section 5.

     (ix) The option agreements authorized under the Stock Option Plan shall contain such other provisions not inconsistent with this Program as the Committee may deem advisable.

(b) The Conversion Grants granted under the Stock Option Plan in exchange for the Corning Grants held by employees of the Corporation or a Subsidiary shall be permitted to have the terms and conditions of the substitute options varied from the terms and conditions set forth in Section 6 of this Program to such extent as the Committee at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the Corning Grant stock options.

(c) If the optionee's employment by the Corporation or a Subsidiary shall terminate, his option shall terminate unless otherwise determined by the Committee, or specific provision has been otherwise made as evidenced by the terms of the option agreement approved by the Committee. The Committee shall have full power and authority to determine whether, to what extent and under what circumstances any option shall be exercisable, suspended or canceled in the event of an optionee's termination of employment.

     If an optionee dies while in the employ of the Corporation or a Subsidiary, or within three months after termination of employment with options exercisable pursuant to action taken by the Committee or otherwise in accordance with the preceding sentences, the optionee's estate, personal representative or beneficiary shall have the right to exercise such option in accordance with the terms of the option agreement with respect to all shares subject to option on the date of death.

     If an optionee shall be transferred from the Corporation to a Subsidiary or from a Subsidiary to the Corporation or from a Subsidiary to another Subsidiary, his employment shall not be deemed to have terminated. If an optionee shall be employed by a corporation or an entity which ceases to be a Subsidiary, the Committee may, subject to the provisions of clauses (iv) and (v) of Paragraph (a) of this Section 6, permit the participant to exercise options held for such period of time as it determines with respect to all shares which were available for purchase by the optionee on the date the corporation or entity ceased to be a Subsidiary.

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7.  Incentive Stock Plan
    --------------------

The Committee may award shares of Incentive Stock to eligible employees on the terms set forth herein.

(a) "Incentive Stock" shall be shares of the Corporation's Common Stock awarded pursuant to the terms of the Incentive Stock Plan.

(b) Subject to the limitations of Section 4, the Committee shall grant to all employees holding Corning Grants representing restricted stock, a comparable Conversion Grant award, (based upon the conversion formula set forth in Tab 5, Exhibit M of the Board Book) as specified in Exhibit K of the Board Book.

     Shares of Incentive Stock shall be issued in the name of, and distributed to, those employees designated by the Board as recipients of Incentive Stock as follows:

     (i) Each employee designated as a recipient of shares of Incentive Stock shall receive, promptly after the date or dates the Committee determines the number of such shares which such employee is to receive not subject to the possibility of forfeiture and other restrictions, one or more stock certificates registered in the name of the designated employee for such number of shares, the ownership of which is vested non-forfeitably and without restriction in such employee; and

     (ii) Certificates covering shares of Incentive Stock subject to the possibility of forfeiture and other restrictions shall be issued promptly after the date or dates the Committee determines the number of such shares to be issued in the name of the designated employee but held by the Corporation as provided in clause (d) below.

(c) The shares which are granted subject to restrictions and the possibility of forfeiture (and all shares issued or distributed by means of dividends, splits, combinations, reclassifications, or other capital changes thereon)
     (i) may not be sold, assigned, transferred, pledged or otherwise encumbered, except (A) for gifts to a spouse, ancestors, or descendants, or to trusts for their benefit and (B) pursuant to the qualified domestic relations orders referred to in Section 9 hereof, subject, however, in each such case to the restrictions and possibility of forfeiture applicable to such shares and (ii) except as otherwise provided in an agreement approved by the Committee are to be forfeitable to the Corporation upon termination of employment for any reason other than death, disability approved by the Corporation or retirement with the consent of the Corporation. The restrictions and possibility of forfeiture imposed by this clause (c) shall lapse at such time and in such proportions as the Incentive Stock Plan or the Conversion Grant agreements shall detail.

(d) Each certificate issued in respect of shares granted under the Incentive Stock Plan subject to restrictions on transfer and the possibility of forfeiture shall be registered in the name of the employee but shall be held by the Corporation in safekeeping for the employee and until

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     such restrictions and the possibility of forfeiture shall lapse. Such certificates shall bear a legend substantially as follows:

     "The transferability of this certificate and the shares of stock represented hereby are restricted and the shares are subject to the further terms and conditions (including forfeiture) contained in the Incentive Stock Plan of Covance Inc. and an agreement executed pursuant thereto. A copy of such Plan and such agreement are on file in the office of the Secretary of Covance Inc., Princeton, New Jersey."

(e) An employee who is to receive shares of Incentive Stock only upon the expiration of certain specified periods shall have no rights as a stockholder with respect to any shares which may become vested in, or be awarded to, him, as the case may be, until such shares have been actually issued.

(f) The value of shares of the Incentive Stock for all Conversion Grants shall be the prices calculated for each restricted stockholder (based upon the conversion formula set forth in Tab 5, Exhibit M to the Board Book) as specified in Exhibit K of the Board Book .

(g) The terms and conditions of the Conversion Grants granted under the Incentive Stock Plan for the Corning Grants held by employees of the Corporation or a Subsidiary may be varied from the terms and conditions set forth in Section 7 of this Program to such extent as the Committee at the time of grant may deem appropriate to conform them, in whole or in part, to the provisions of the Corning Grant restricted stock agreements.


8.   Amendment and Administration of the Program
     -------------------------------------------

The Board of Directors may, upon the recommendation of the Committee, from time to time alter, amend, suspend, or discontinue the Program or either Plan thereunder, except that no alteration or amendment shall, without the approval of the holders of a majority of the outstanding shares entitled to vote thereon, increase the total number of shares which may be sold or awarded under the Program, decrease the price at which options may be granted, change the standards of eligibility of employees eligible to participate, cause any change to the Stock Option Plan or an option requiring stockholder approval under Treasury Regulation Section 1.162-27(e)(4), or extend the term of the Program or of options granted thereunder. Adjustments in the total number of shares purchasable or awardable under the Program or optioned or granted to any individual and adjustments of the option price may be made, however, without stockholder approval pursuant to the adjustment provisions described under the provisions of Section 5 hereof. No amendment or modification shall apply to affect adversely any employee with respect to Incentive Stock already awarded to him or an option already granted. Anything to the contrary in this Section 8 notwithstanding, should the provisions of Rule 16b-3, or any successor rule, under the 1934 Act be amended, the Board may amend the Program in accordance with any modifications to such Rule.

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With respect to persons subject to Section 16 of the 1934 Act, transactions under the Program are intended to comply with all applicable conditions of Rule 16b-3, or any successor rule, under the 1934 Act. To the extent any provision of the Program or action by the Committee, the Board of Directors or any administrator fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee or the Board of Directors.

9.  Assignability
    -------------

Except as otherwise provided in Section 7(c), no option or Incentive Stock granted under the Program shall be assignable or transferable except by Will, by the laws of descent and distribution, or pursuant to qualified domestic relations orders as defined in or meeting the requirements of the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended. During the lifetime of an optionee, an option shall be exercisable only by him and any shares purchased upon the exercise of an option shall be issued in the name of the optionee alone.

10. Effective Date and Term of Program.
    ----------------------------------

The Program became effective upon approval by a majority of the votes cast at a meeting of the Corporation's stockholders by stockholders entitled to vote thereon on December 30, 1996. No shares may be optioned or awarded under the Program after the tenth anniversary, plus 60 calendar days, of the Program's effective date.

11. Use of Proceeds
    ---------------

Proceeds from the sale of stock under the Program shall constitute general funds of the Corporation.

12. Withholding
    -----------

Whenever under the Program shares are to be issued in satisfaction of options or awards granted thereunder, the Corporation shall have the right to require the employee to remit to it an amount in cash, in shares of the Corporation's Common Stock, or though the reduction of shares to be issued thereof, necessary to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for shares. Whenever under the Program payments are to be made in cash, such payment shall be net of an amount necessary to satisfy federal, state and local withholding tax requirements.

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To record the adoption of the Program, the Corporation has caused its authorized officers to affix its corporate name and seal effective as of December 30, 1996.


                                          COVANCE INC.




Attest:

                                          By: /s/ Jeffrey S. Hurwitz
                                              ----------------------
/s/ Diana Ingallinera Faillace            Title: Corporate Senior Vice President
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